Exhibit 5.1

May 4, 2016
Cepheid
904 Caribbean Drive
Sunnyvale, CA 94089

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Cepheid, a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about May 4, 2016 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 560,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), subject to issuance by the Company (a) pursuant to purchase rights to acquire Shares granted or to be granted under the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”) and (b) upon the exercise of Shares pursuant to a stock option granted pursuant to a Non-Plan Stock Option Agreement by and between the Company and Marc Haugen (the “Haugen Option Agreement”). We are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below.
In giving the opinions contained in this letter, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A attached hereto.
In giving the opinions contained in this letter, we have assumed the current accuracy of representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. Further, to the extent that the Company issues any uncertificated capital stock, we have assumed that any issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California.
In our examination of documents for purposes of rendering the opinions in this letter, we have relied on the accuracy of representations made to us by officers of the Company with respect to, and express no opinion as to, the genuineness of all signatures on original documents by the Company. We have also assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that there has been no amendment to, or revocation of, any corporate proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board, or shareholders of the Company, in each case, referenced in this letter or in Exhibit A hereto.
With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of California, we have relied solely upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.
In connection with our opinion expressed in paragraph (2) below, we have assumed that: (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the Registration Statement will apply to all the Shares and will not have been modified or rescinded; and (ii) the absence of any future amendment to the Articles or Restated Bylaws that would make the Common Stock assessable.
Based upon, and subject to, the foregoing, it is our opinion that:
(1)The Company is a corporation validly existing, in good standing, under the laws of the State of California.

(2)The 560,000 Shares of Common Stock that may be issued and sold by the Company (a) pursuant to purchase rights to acquire Shares granted or to be granted under the ESPP and (b) upon the exercise of Shares pursuant to the Haugen Option Agreement, when issued, sold and delivered in accordance with the ESPP or the Haugen Option Agreement, as applicable, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.
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This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above and is based solely on our understanding of the facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP
By: /S/ Michael A. Brown
 Michael A. Brown, a Partner

EXHIBIT A
to
Legal Opinion Regarding S-8 Registration Statement of Cepheid (the “Opinion Letter”)

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached. As used herein, the term the “Company” means Cepheid, a California corporation.

(1)
The Certificate of Amendment of the Company’s Fifth Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) and the Company’s Fifth Amended and Restated Articles of Incorporation (the “Fifth A&R Articles” and together with the Certificate of Amendment, the “Articles”), each in the form filed with the Commission on August 6, 2014, certified by the Company in the Opinion Certificate to be the currently effective Articles of Incorporation of the Company and to be unmodified as of the date hereof.

(2)
The Company’s Amended and Restated Bylaws in the form filed with the Commission on October 31, 2011, certified by the Company in the Opinion Certificate to be the Company’s currently effective bylaws and to be unmodified as of the date hereof (the “Restated Bylaws”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

(5)	An Opinion Certificate addressed to us and dated as of even date herewith executed by the Company, containing certain factual representations (the “Opinion Certificate”).

(6)
A certificate of verification by Computershare Trust Company, N.A., the Company’s transfer agent, of the number of the Company’s authorized, issued and outstanding shares of its capital stock as of April 29, 2016 (the “Statement Date”).

(7)
A report by the Company, set forth in Annex 1 of the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company (including a list of outstanding options and warrants) as of the Statement Date, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Haugen Option Agreement, the ESPP and all other plans, agreements or rights to acquire capital stock of the Company as of the Statement Date.

(8)
A Certificate of Good Standing dated May 3, 2016, issued by the California Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date and a verbal confirmation that the Company is in good standing with the Secretary of State of the State of California dated May 4, 2016 (together, the “Good Standing Certificate”).

(9)	The Haugen Option Agreement, comprised of a Non-Plan Stock Option Agreement and a Non-Plan Stock Option Exercise Agreement.

(10)
The ESPP and the forms of agreements used by the Company under the ESPP that will govern the Company’s issuance of Shares, copies of which are attached as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on April 26, 2012.

(11)
Copies of corporate proceedings and actions of the Board, the Compensation Committee of the Board and the Company’s shareholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Articles, (b) the Restated Bylaws, (c) the filing of the Registration Statement, (d) the ESPP, including the reservation of the Shares for sale and issuance pursuant to the ESPP and the sale and issuance of the Shares pursuant to the ESPP, and (e) the Haugen Option Agreement.